EXHIBIT 10.15

Jim Pakulis
SearchCore, Inc.
1300 Dove Street, Suite 100
Newport Beach, CA 92660

August 1, 2012

Jim,

Please accept my resignation as President and Director of SearchCore, Inc., and as an employee of any affiliated companies, effective immediately.

Respectfully,

/s/ Douglas Francis

Douglas Francis